Exhibit 99.1
FOR IMMEDIATE RELEASE

Investors contact:	Media contact:
Linda Snyder	Alan Bernheimer
408/588-8405	408/496-7467
Linda_snyder@hyperion.com	Alan_bernheimer@hyperion.com
HYPERION REPORTS THIRD QUARTER RESULTS
System 9 Continues to Gain Momentum, Generates More Than 60% of License Revenue
SANTA CLARA, Calif., April 20, 2006 – Hyperion Solutions (Nasdaq: HYSL), the global leader in Business Performance Management software, today announced financial results for its fiscal third quarter ended March 31, 2006.
     Total revenues for the quarter increased 5% to $185.6 million, compared to $177.1 million for the same period a year ago. Software license revenue was $64.4 million, compared to $68.7 million for the same period a year ago, while maintenance and services revenue grew 12% to $121.3 million, compared to $108.4 million in the year-ago period.
     The company’s third quarter net income, as reported in accordance with U.S. generally accepted accounting principles (GAAP), was $16.0 million, or $0.26 per diluted share, compared to net income of $18.8 million, or $0.30 per diluted share, for the third quarter of fiscal 2005. Fiscal 2006 results reflect the impact of equity-based compensation as required by SFAS 123R, which was not included in fiscal 2005 results.
     Third quarter non-GAAP net income increased 17% year-over-year to $22.8 million, or $0.37 per diluted share, excluding the impact of charges, net of related tax, for the amortization of purchased intangible assets, restructuring charges and SFAS 123R equity-based compensation. These results compare to non-GAAP net income of $19.5 million, or $0.31 per diluted share, for the third quarter of fiscal 2005.
     Hyperion’s balance sheet reflects cash and short-term investments totaling $445.8 million at March 31, 2006. This compares to $425.4 million in cash and short-term investments at December 31, 2005. Cash flow from operations for the quarter was $48.9 million. The company used cash of $29.3 million to repurchase stock during the quarter, completing its $125 million stock repurchase program announced in May 2005.
     “Overall, we’re pleased with our Q3 results,” said Godfrey R. Sullivan, Hyperion’s president and chief executive officer. “We grew total revenue and increased our non-GAAP operating margin over last year, while continuing to invest in product innovation, our marketing efforts, and field organization. Our consulting organization rebounded and delivered strong revenue growth, and we produced strong cash

Hyperion Reports Q3 FY06 Results	p. 2
flows. We’re disappointed with the weakness in license revenue, which occurred primarily as a result of challenging business conditions in EMEA and unfavorable currency fluctuations, but continue to expect double-digit license revenue growth in fiscal 2007.
     “Hyperion System 9 is a clear winner in the marketplace and continued to gain momentum in the quarter,” Sullivan continued. “It generated more than 60% of our Q3 license revenue and drove the majority of our large transactions. We are very encouraged by the level of customer interest in System 9 and excited about the tremendous opportunities that lie ahead of us.”
Hyperion Acquires Upstream Software
     In a separate press release today, Hyperion announced that it has signed a definitive agreement to acquire substantially all of the assets of privately held Upstream Software of Rochester, Michigan, a Hyperion partner and provider of the only financial data quality solution in the market. Terms of the transaction were not disclosed.
     “By acquiring Upstream, Hyperion will become the first Business Performance Management company to deliver a packaged financial data quality management solution,” said Sullivan. “Upstream’s technology helps finance users gain complete confidence in their numbers, lowers the costs of compliance, and increases productivity. This acquisition further supports our vision of delivering the best and most complete BPM system in the market.”
Business Outlook
     Hyperion also reported today its outlook for the fourth quarter of fiscal year 2006. On a GAAP basis, the company currently expects total revenues in the range of $199 million to $204 million and diluted earnings per share in the range of $0.29 to $0.33. This outlook assumes an effective tax rate of 39.4% and diluted shares outstanding of 60.4 million.
     Excluding the impact of the amortization of purchased intangible assets and equity-based compensation expense, the company expects diluted earnings per share on a non-GAAP basis for the fourth quarter in the range of $0.41 to $0.45, and a non-GAAP effective tax rate of 37.2%.
Reconciliation of GAAP to Non-GAAP Diluted Earnings per Share for Business Outlook

Projected Q4 FY06 GAAP Diluted Earnings per Share	$0.29 – $0.33

Plus:

Amortization of purchased intangible assets Equity-based compensation expense Less: Income tax effect of non-GAAP adjustments	0.04 0.13 (0.05)

Projected Q4 FY06 Non-GAAP Diluted Earnings per Share	$0.41 – $0.45

Hyperion Reports Q3 FY06 Results	p. 3
A reconciliation of our historical non-GAAP information as well as a discussion of information investors should consider when reviewing our non-GAAP information follows the attached financial statements.
Other Recent Developments
Other recent company developments include:
•	Won major customer contracts at ABB (Switzerland), Amerada Hess, Avago Technologies, BJ Services, British Sky Broadcasting (UK), Compass Group (UK), Hapag-Lloyd (Germany), Luxottica Group (Italy), Prada (Italy), PT HM Sampoerna (Indonesia), Société pour l’Amenagement Urbain et Rural (France), Stryker, and Xerox.

•	Announced that its Board of Directors authorized the company to repurchase up to $100 million of its common stock.

•	Named as one of North America’s top information technology (IT) vendors with a Five Star rating by CMP Media’s VARBusiness magazine. The magazine also recognized Mercedes Ellison, Hyperion’s vice president of global partner sales, as one of North America’s “Top 100 Executives” in its list of the women and men driving IT distribution channels.

•	Appointed Frank Buytendijk as vice president of corporate strategy, reporting to Chief Strategy Officer Howard Dresner. Buytendijk joined Hyperion from Gartner, where he was a vice president of Research and Gartner’s lead analyst in performance management.

•	Announced the resignation of Burton Goldfield, senior vice president, worldwide field operations. Goldfield will become chief executive officer of a Ketera Technologies, an on-demand spend management company located in Santa Clara, CA. Hyperion President and CEO Godfrey Sullivan will assume the role of head of the worldwide field organization until Goldfield’s successor is appointed.
Conference Call and Webcast
     Hyperion’s executive management will host a conference call at 5:00 p.m. ET today to discuss these financial results. The conference call and slide presentation will be webcast live with access from the Investor Relations section of the Hyperion Web site at www.hyperion.com. A replay of the webcast will also be available from the company’s Web site.
About Hyperion
Hyperion Solutions Corporation is the global leader in Business Performance Management software. More than 11,000 customers rely on Hyperion software to provide visibility into how their businesses are performing and to help them plan and model to improve that performance. Using Hyperion software, customers collect data, organize and analyze it, then communicate it across the enterprise. Hyperion offers the industry’s only Business Performance Management solution that integrates financial management applications with a business intelligence platform into a single system.

Hyperion Reports Q3 FY06 Results	p. 4
Named one of the FORTUNE 100 Best Companies to Work For (2004), Hyperion serves global customers in 45 countries. A network of more than 600 partners provides the company’s innovative and specialized solutions and services. Hyperion generated revenues of $703 million for the fiscal year that ended June 30, 2005, and is traded under the Nasdaq symbol HYSL. For more information, please visit www.hyperion.com.
Forward-Looking Statements
Statements in this press release relating to the future, including those related to (1) our “Business Outlook,” (2) our future business opportunities and (3) our ability to become the first BPM vendor to deliver a packaged financial data quality management solution, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as, “may,” “will,” “should,” “potential,” “estimated,” “projects,” “anticipate,” “plans,” “expects,” “believes” and similar expressions. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, our inability to successfully close the asset acquisition, our failure to integrate the human capital, technology and other assets connected with the acquisition, our failure to successfully drive increases in software license revenue (by both increasing sales of newer products and limiting fall off of older product revenue), significant product quality problems, failure to successfully drive partner revenue, lower than expected customer adoption rates for System 9, significant strengthening of the dollar against key European currencies, the impact of competitive products and pricing, a decline in customer demand and technological shifts. For a more detailed discussion of factors that could affect the company’s performance and cause actual results to differ materially from those anticipated in the forward-looking statements, interested parties should review the company’s filings with the Securities and Exchange Commission, including the reports on Forms 10-K and 10-Q filed on August 31, 2005, and February 8, 2006, respectively. The company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.
# # #

Hyperion Solutions Corporation
Non-GAAP Results
(In thousands except for per share data and percentages)
The following table reflects Hyperion’s non-GAAP results reconciled to GAAP results as included in this release.

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2006	2005	2006	2005
GAAP Net Income	$16,000	$18,811	$44,814	$45,974

Plus:
Amortization of purchased intangible assets	2,408	2,408	7,224	6,514
Equity-based compensation expense	7,136	522	21,956	1,880
Restructuring costs (credits)	198	(1,842)	544	6,235
Deferred maintenance revenue adjustment	—	—	—	194
Less: Income tax effect of non-GAAP adjustments	(2,992)	(381)	(9,608)	(5,188)

Non-GAAP Net Income	$22,750	$19,518	$64,930	$55,609

GAAP Operating Income	$21,673	$26,890	$61,572	$65,625
GAAP Operating Margin Percentage	11.7%	15.2%	11.4%	12.8%
Non-GAAP Operating Income	$31,415	$27,978	$91,296	$80,448
Non-GAAP Operating Margin Percentage	16.9%	15.8%	16.9%	15.7%
Non-GAAP operating income excludes the impact of charges for the amortization of purchased intangible assets, equity-based compensation, restructuring costs, and deferred maintenance revenue adjustments.

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
Diluted net income per share:	2006	2005	2006	2005
GAAP net income per share	$0.26	$0.30	$0.74	$0.74

Plus:
Amortization of purchased intangible assets	0.04	0.04	0.12	0.11
Equity-based compensation expense	0.12	0.01	0.36	0.03
Restructuring costs (credits)	—	(0.03)	0.01	0.10
Deferred maintenance revenue adjustment	—	—	—	—
Less: Income tax effect of non-GAAP adjustments	(0.05)	(0.01)	(0.16)	(0.08)

Non-GAAP Net Income per share	$0.37	$0.31	$1.07	$0.90

Shares used in computing diluted net income per share	60,865	62,802	60,861	61,761
Non-GAAP Financial Information
     The non-GAAP information included in this press release is not prepared in accordance with GAAP because it excludes the impact of charges, net of related tax, associated with Hyperion’s acquisition of Brio Software, the amortization of purchased intangible assets, equity-based compensation, restructuring costs, and deferred maintenance revenue adjustments. Management believes the presentation of this non-GAAP information may be useful to investors because the Company has historically provided this or similar information and understands that some investors find it helpful in analyzing the Company’s revenues and expenses and comparing them to the revenues and expenses of the Company’s competitors or others. Management uses this non-GAAP information, along with GAAP information, in evaluating the Company’s historical and projected revenues and expenses, primarily with a view to assessing ongoing revenues and expenses associated with specific, non-recurring transactions, as is the case with our deferred maintenance revenue adjustment, purchased intangible assets, and restructuring costs. Management uses the non-GAAP information relating to our equity-based compensation, along with GAAP information, to compare this specific non-cash expense with similar expenses of the Company’s competitors or others. Management does so, in part, because of the divergence of opinion as to the best accounting method of equity compensation, notwithstanding the recent adoption of FAS 123R.
     The non-GAAP information is not prepared in accordance with generally accepted accounting principles and may differ from the non-GAAP information used by other companies. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP information. In this regard, while the specific transactions causing the non-GAAP expenses are non-recurring, the Company in the future may effect other transactions, such as acquisitions or restructurings that will trigger similar expenses. Moreover, the Company expects in the future to incur additional equity-based compensation with the granting of additional equity compensation pursuant to FAS 123R and otherwise. For these reasons, our non-GAAP information may not be as useful to investors as the GAAP information also provided. A reconciliation of our non-GAAP information to our GAAP information appears following the heading “Business Outlook” above and after the financial statements for the historical periods noted above.

Hyperion Solutions Corporation
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
REVENUES
Software licenses	$64,351	$68,659	$199,320	$194,607
Maintenance and services	121,292	108,448	342,042	319,016

TOTAL REVENUES	185,643	177,107	541,362	513,623

COSTS AND EXPENSES
Cost of revenues:
Software licenses	4,483	4,141	12,948	11,496
Maintenance and services	43,215	40,492	124,014	117,710
Sales and marketing	69,767	62,155	206,222	185,532
Research and development	28,334	26,863	84,575	78,222
General and administrative	17,973	18,408	51,487	48,803
Restructuring charges (credits)	198	(1,842)	544	6,235

TOTAL COSTS AND EXPENSES	163,970	150,217	479,790	447,998

OPERATING INCOME	21,673	26,890	61,572	65,625

Interest and other income, net	4,133	2,050	9,518	5,103

INCOME BEFORE INCOME TAXES	25,806	28,940	71,090	70,728

Income tax provision	9,806	10,129	26,276	24,754

NET INCOME	$16,000	$18,811	$44,814	$45,974

Basic net income per share	$0.27	$0.31	$0.76	$0.78
Diluted net income per share	$0.26	$0.30	$0.74	$0.74

Shares used in computing basic net income per share	59,143	60,212	59,183	59,256
Shares used in computing diluted net income per share	60,865	62,802	60,861	61,761

Hyperion Solutions Corporation
Consolidated Balance Sheets
(In thousands, except par value)

	March 31,	June 30,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$151,669	$170,740
Short-term investments	294,155	270,008
Accounts receivable, net of allowances of $9,010 and $10,053	164,706	141,045
Deferred income taxes	10,965	10,976
Prepaid expenses and other current assets	28,475	28,157

TOTAL CURRENT ASSETS	649,970	620,926

Property and equipment, net	46,505	74,911
Assets held for sale	29,274	—
Goodwill	138,083	137,898
Intangible assets, net	22,405	29,811
Deferred income taxes	37,526	30,287
Other assets	6,368	5,603

TOTAL ASSETS	$930,131	$899,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$66,501	$56,657
Accrued employee compensation and benefits	50,542	53,298
Income taxes payable	42,688	32,703
Deferred revenue	158,038	140,772
Restructuring liabilities	6,674	7,276

TOTAL CURRENT LIABILITIES	324,443	290,706

Long-term restructuring liabilities and other	19,813	24,830

TOTAL LIABILITIES	344,256	315,536

Stockholders’ equity:
Preferred stock — $0.001 par value; 5,000 shares authorized; none issued	—	—
Common stock — $0.001 par value; 300,000 shares authorized; 58,983 and 60,153 shares issued and outstanding	59	60
Additional paid-in capital	524,892	489,137
Deferred stock-based compensation	—	(4,393)
Retained earnings	64,066	100,491
Accumulated other comprehensive loss	(3,142)	(1,395)

TOTAL STOCKHOLDERS’ EQUITY	585,875	583,900

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$930,131	$899,436

Hyperion Solutions Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	March 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$44,814	$45,974
Adjustments to reconcile net income to net cash provided by operating activities:
(Gain) loss on sale of assets	(990)	66
Depreciation and amortization	24,836	25,833
Stock-based compensation	21,943	1,880
Provision for accounts receivable allowances	3,495	4,288
Deferred income taxes	(6,265)	2,040
Income tax benefit from exercise of stock options	—	17,320
Changes in operating assets and liabilities:
Accounts receivable	(27,607)	(11,331)
Prepaid expenses and other current assets	833	1,566
Other assets	160	917
Accounts payable and accrued liabilities	9,742	646
Accrued employee compensation and benefits	(2,574)	(4,684)
Income taxes payable	10,146	(618)
Deferred revenue	17,815	1,208
Restructuring liabilities	(571)	4,948
Long-term restructuring liabilities and other	(5,119)	(793)

Net cash provided by operating activities	90,658	89,260

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(255,938)	(141,650)
Proceeds from maturities of investments	229,929	288,494
Purchases of property and equipment	(16,453)	(20,840)
Purchases of intangible assets	(2,172)	(4,355)
Payments for acquisitions, net of cash acquired	(604)	(8,225)

Net cash provided by (used in) investing activities	(45,238)	113,424

CASH FLOWS FROM FINANCING ACTIVITIES
Purchases of common stock	(109,410)	(52,548)
Proceeds from issuance of common stock	37,776	55,431
Income tax benefit from exercise of stock options	8,609	—

Net cash provided by (used in) financing activities	(63,025)	2,883

Effect of exchange rate on cash and cash equivalents	(1,466)	1,323

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(19,071)	206,890
Cash and cash equivalents at beginning of period	170,740	172,261

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$151,669	$379,151

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$188	$25
Cash paid for income taxes	$11,464	$5,109

Hyperion Solutions Corporation
Supplemental Financial Data
($ in thousands)
(Unaudited)

	Fiscal 2005								Fiscal 2006						% Change over Q2 06	% Change over Q3 05

	Q1		Q2		Q3		Q4		Q1		Q2		Q3

Revenue Analysis
Software License Revenue	$57,424	36%	$68,524	39%	$68,659	39%	$78,801	42%	$60,524	35%	$74,445	40%	$64,351	35%	-14%	-6%
Maintenance and Services Revenue:
Maintenance Revenue	71,430	45%	75,183	42%	75,232	42%	77,248	41%	77,940	46%	81,396	44%	83,499	45%	3%	11%
Consulting and Training Revenue	30,684	19%	33,271	19%	33,216	19%	32,921	17%	31,761	19%	29,653	16%	37,793	20%	27%	14%

Total Maintenance and Services Revenue	102,114	64%	108,454	61%	108,448	61%	110,169	58%	109,701	65%	111,049	60%	121,292	65%	9%	12%

Total Revenue	$159,538	100%	$176,978	100%	$177,107	100%	$188,970	100%	$170,225	100%	$185,494	100%	$185,643	100%	0%	5%

Revenue by Geography
Americas	$97,085	61%	$106,652	60%	$105,816	60%	$119,046	63%	$108,034	63%	$111,368	60%	$113,857	61%	2%	8%
EMEA	52,328	33%	57,910	33%	59,114	33%	57,030	30%	49,332	29%	59,456	32%	58,436	32%	-2%	-1%
APAC	10,125	6%	12,416	7%	12,177	7%	12,894	7%	12,859	8%	14,670	8%	13,350	7%	-9%	10%

Total Revenue	$159,538	100%	$176,978	100%	$177,107	100%	$188,970	100%	$170,225	100%	$185,494	100%	$185,643	100%	0%	5%

Software License Revenue by Geography
Americas	$29,510	51%	$37,498	55%	$35,981	53%	$47,514	60%	$36,407	60%	$40,683	55%	$35,498	55%	-13%	-1%
EMEA	23,435	41%	25,018	36%	26,919	39%	25,195	32%	18,537	31%	25,891	35%	22,254	35%	-14%	-17%
APAC	4,479	8%	6,008	9%	5,759	8%	6,092	8%	5,580	9%	7,871	10%	6,599	10%	-16%	15%

Total Software License Revenue	$57,424	100%	$68,524	100%	$68,659	100%	$78,801	100%	$60,524	100%	$74,445	100%	$64,351	100%	-14%	-6%

Software License Revenue by Channel
Direct	$41,930	73%	$50,978	74%	$46,237	67%	$63,256	80%	$44,293	73%	$57,960	78%	$49,946	78%	-14%	8%
Indirect	15,494	27%	17,546	26%	22,422	33%	15,545	20%	16,231	27%	16,485	22%	14,405	22%	-13%	-36%

Total Software License Revenue	$57,424	100%	$68,524	100%	$68,659	100%	$78,801	100%	$60,524	100%	$74,445	100%	$64,351	100%	-14%	-6%

Transaction and Customer Information
Average Selling Price	$110		$119		$115		$131		$121		$118		$119		1%	3%
Number of Software Transactions > $500	15		18		18		19		15		21		18		-14%	0%
Number of New Customers	274		282		314		354		310		292		289		-1%	-8%
Percentage of License Revenue from New Customers	36%		26%		29%		26%		27%		20%		26%		30%	-10%

Selected Balance Sheet and Cash Flow Information
Cash, Cash Equivalents and Short-Term Investments	$362,551		$404,981		$426,726		$440,748		$436,468		$425,368		$445,824		5%	4%
Cash Flow from Operations	$30,320		$29,659		$29,281		$41,429		$36,395		$5,376		$48,887		809%	67%
Repurchases of Common Stock	$35,183		$2,287		$15,078		$31,488		$45,860		$34,221		$29,329		-14%	95%
Days Sales Outstanding	63		68		73		67		63		70		80		14%	9%

Headcount
Quota-Carrying Sales Representatives (A)	305		297		312		312		314		324		336		4%	8%

Americas Headcount	1,704	69%	1,702	68%	1,746	68%	1,760	68%	1,745	67%	1,752	67%	1,777	67%	1%	2%
EMEA Headcount	572	23%	589	24%	603	24%	616	24%	632	24%	633	24%	653	25%	3%	8%
APAC Headcount	209	8%	205	8%	212	8%	210	8%	212	9%	217	9%	224	8%	3%	6%

Total Company Headcount	2,485	100%	2,496	100%	2,561	100%	2,586	100%	2,589	100%	2,602	100%	2,654	100%	2%	4%

(A)	All quarters have been adjusted to include EMEA telesales reps.